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                                                                    EXHIBIT 10.5

                    PRODUCT DESIGN AND DEVELOPMENT AGREEMENT


     THIS PRODUCT DESIGN AND DEVELOPMENT AGREEMENT (this "Agreement") is entered into effective the 5th day of August, 1997 among the following parties: ST. JOHN KNITS, INC., a California corporation ("St. John"), AMEN WARDY, SR., an individual ("Amen Wardy") and AMEN WARDY, JR., an individual (For purposes of Sections 6.1, 6.2, 6.3, 6.4, 6.5, 7.1, 7.2, 7.3 and 7.4 hereof the term "Amen
Wardy" shall refer to Amen Wardy, Sr. and Amen Wardy, Jr. Amen Wardy, Jr. is a party only to Sections 6.1, 6.2, 6.3, 6.4, 6.5, 7.1, 7.2, 7.3 and 7.4 hereof).

                                   RECITALS

     A. St. John designs, manufactures and distributes a high fashion line of women's clothing and accessories.

     B. Amen Wardy is an individual who owns and operates a high-end home furnishing retail store in Aspen, Colorado.

     C. St. John desires to develop, market and distribute its own line of home furnishing products and gifts as more fully defined in Schedule C attached hereto ("Home Furnishing Products and Gifts") under the name "St. John Home by Amen Wardy."

     D. St. John and Amen Wardy each desire that Amen Wardy provide to St. John certain design and development services relating to the development of a line of Home Furnishing Products and Gifts and assign and consent to St. John the right to use the name "Amen Wardy" on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, with reference to the foregoing Recitals, and in exchange for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:


1.   DESIGN AND DEVELOPMENT PROGRAM

     1.1  Amen Wardy's Responsibilities. During the term of this Agreement, Amen
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Wardy agrees to perform the functions necessary to design and develop a line of
Home Furnishing Products and Gifts (such Home Furnishing Products and Gifts designed and/or developed by Amen Wardy or sold by St. John under the Product Trademark (as defined in Section 6.1 hereof) pursuant to Section 8.5 hereof shall be referred to in this Agreement as the "Products"), including, without limitation, the activities set forth in the subparts of this Section 1.1 (the "Work"):

          1.1.1 Prepare and recommend a schedule and plan for the development of Products;
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          1.1.2  Obtain and/or design and/or develop samples of Products and make presentations of such samples to St. John at its offices in Irvine, California;

          1.1.3  Design and create packaging for the Products;

          1.1.4  If applicable, purchase Products from third parties;

          1.1.5 Make personal appearances on behalf of St. John and the Products as St. John may reasonably request from time to time; and

          1.1.6 Perform any other services from time to time in connection with the Products as St. John reasonably requests.

     1.2  St. John Approval.  All matters relating to the development of the
          -----------------
Products, including, but not limited to, the designs, samples, budgets, plans and schedules prepared by Amen Wardy pursuant to this Agreement, are subject to St. John's express written prior approval. After any matter has been approved by St. John, Amen Wardy shall not depart therefrom in any material respect without the express prior approval of St. John.

     1.3  Negotiation of Contracts.  All contracts to be negotiated hereunder by
          ------------------------
Amen Wardy on behalf of St. John are subject to St. John's prior written approval and execution. Amen Wardy shall have no authority to enter into any agreements on behalf of St. John nor shall Amen Wardy approve on behalf of St. John plans and designs, change orders, budgets, revisions to budgets, or similar matters contemplated hereby, except with St. John's prior authorization. As soon as practicable from the date of this Agreement, Amen Wardy shall submit his initial purchasing request setting forth requested expenditures for his initial purchasing trip. Such expenditures shall be subject to the prior approval of St. John. Prior to any subsequent purchasing trips, Amen Wardy shall submit similar purchasing requests for St. John's approval.

     1.4  Best Efforts.  Amen Wardy shall devote his best efforts and business
          ------------
judgment to serving St. John as the designer and developer of the Products, and shall perform his duties hereunder in a diligent and careful manner so as to develop the Products in accordance with the plans, schedules and budgets approved by St. John. St. John shall devote its best efforts to market and distribute the Products.

     1.5  Exclusivity.  St. John agrees that Amen Wardy will be the exclusive
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designer and developer of the St. John line of Home Furnishing Products and
Gifts during the term of this Agreement. Amen Wardy agrees that he shall design and develop Home Furnishing Products and Gifts exclusively for St. John during the term of this Agreement; provided, however that Amen Wardy may design and develop Home Furnishing Products and Gifts (i) for Amen Wardy Home Stores, LLC, a Delaware limited liability company ("Amen Wardy Home Stores"), and (ii) for sale solely in Aspen, Colorado and then only in the Amen Wardy home furnishing store as currently operated in all material respects in Aspen, Colorado (the "Aspen Store").

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     1.6  Books and Records. Amen Wardy agrees to keep accurate books of account
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and records, covering all transactions relating to this Agreement, and St. John and its duly authorized representatives shall have the right, upon five (5) days prior written notice and during regular business hours, to examine the books of account and records and all other documents and material in the possession or under the control of Amen Wardy that relate to the design and development of the Products.

2.   DESIGN FEE PROVISIONS.

     2.1  Design Fee Payable to Amen Wardy.  In consideration of Amen Wardy's
          --------------------------------
design and development efforts in connection with this Agreement, St. John shall pay to Amen Wardy a design fee of two percent (2%) of the Net Sales of the Products sold by St. John. The design fee shall commence on the first commercial sale of the Products. Except as set forth in Section 8.5 hereof, the obligation to pay the design fee shall terminate for all purposes upon the termination of this Agreement, except that St. John shall pay any unpaid design fee on Products sold by St. John prior to the termination of this Agreement.
Net Sales means the price charged to its customers for the Products, less customary trade discounts, return rebates and federal excise taxes.

     2.2  Payments and Records. St. John shall keep complete and accurate
          --------------------
records in accordance with generally accepted accounting principles on sales of the Products by St. John. On or before the sixtieth (60th) day after the end of each fiscal quarter of St. John in which a commercial sale of the Products by St. John occurs, St. John shall furnish Amen Wardy with a written report setting forth the Net Sales of the Products during such fiscal quarter, together with a calculation of the design fee due on reported sales. Such report shall be accompanied by any design fee payment shown thereon to be due. St. John shall provide Amen Wardy such records as Amen Wardy shall reasonably request to enable him to review the calculation of Net Sales.

     2.3  Right to Audit.  If Amen Wardy fails to notify St. John in writing,
          --------------
within thirty (30) business days following the delivery of the written report setting forth the calculation of the design fee due, of any objections to such calculation, Amen Wardy's failure to so object shall constitute approval of such calculations. If Amen Wardy timely objects, Amen Wardy and St. John shall use their best efforts to resolve any differences with respect to such calculations. In the event St. John and Amen Wardy are unable to reach an agreement, Amen Wardy shall have the right to cause an independent accounting firm mutually acceptable to both parties (the "Reviewer") to perform a review (the "Review") of the calculations and resolve such dispute. Amen Wardy may cause only one Review in each of St. John's fiscal years during the term of this Agreement; provided, however that any one such Review may address the calculations of the design fee (i) which have been set forth in the written reports delivered by St. John to Amen Wardy during the twelve months preceding the date of such Review and (ii) which have not been subject to a prior Review. Such firm shall act as arbitrator, and its conclusions shall be conclusive hereunder, absent fraud or manifest error. Any upward adjustment to the design fee due pursuant to this
Section 2.3 shall be paid promptly by St. John to Amen Wardy and any downward adjustment to such

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design fee shall be paid promptly by Amen Wardy to St. John. Amen Wardy shall pay all of the fees and expenses in connection with the Review, unless the design fee due to Amen Wardy is adjusted upward by at least 5% as a result of the Review, in which case St. John shall pay all such fees and expenses.

     2.4  Reimbursement of Reasonable Expenses.  St. John shall reimburse Amen
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Wardy for all reasonable out-of-pocket costs, charges, fees and expenses paid by
Amen Wardy in the performance of his duties hereunder.

3.   Indemnification

     Amen Wardy will defend, indemnify and hold St. John harmless from and against all losses, damages, liabilities, expenses and costs, including reasonable attorney's fees, rising out of: (i) willful or intentional misconduct, knowingly fraudulent or deliberately dishonest acts or omissions, or the negligent acts or omissions of Amen Wardy, Amen Wardy's employees, agents or independent contractors and (ii) any action or claim alleging infringement of any third party rights including without limitation rights under copyright, trademark, patent, trade secret or any other proprietary right. This indemnification shall survive the expiration or termination of the Agreement. Notwithstanding the foregoing, no payments pursuant to this Section 3 shall be made by Amen Wardy to indemnify St. John for any losses, damages, liabilities, expenses and costs, including reasonable attorney's fees, rising out of the negligent acts or omissions of Amen Wardy, Amen Wardy's employees, agents or independent contractors to the extent payment is actually made to and received by St. John for such losses, damages, liabilities, expenses and costs under a valid and collectible insurance policy and St. John hereby waives and relinquishes any and all rights which it may have against Amen Wardy pursuant to this Section 3 on account of such losses, damages, liabilities, expenses and costs suffered by it rising out of the negligent acts or omissions of Amen Wardy, Amen Wardy's employees, agents or independent contractors to the extent such losses, damages, liabilities, expenses and costs are covered by a valid and collectible insurance policy and as to which St. John is fully reimbursed by an insurer. St. John hereby agrees to maintain reasonable and customary liability insurance coverage, as St. John shall determine in its sole discretion, during the term of this Agreement.

4.   Confidentiality.

     4.1  Confidential Information. Amen Wardy acknowledges that Amen Wardy
          ------------------------
shall have access to, and that there shall be disclosed to Amen Wardy, information of a confidential nature that has value to St. John ("Confidential Information"), including, without limitation, information, ideas, concepts, know-how, methods, techniques, material and data relating to the business, financial condition, work-in-progress, designs and artistic creations of St. John, whether or not such information is patentable or copyrightable. St. John acknowledges that, except for Amen Wardy's engagement by St. John, Amen Wardy would not otherwise have access to such information. During the term of this Agreement or any time thereafter, Amen Wardy shall keep all Confidential Information in confidence and shall not directly disclose any Confidential Information to any person, except (i) to Amen Wardy's

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employees who agree in writing to be bound by this Agreement (the "Permitted
Employees"), (ii) to St. John's personnel on a "need-to-know" basis and to other persons as designated in writing by St. John, (iii) if and to the extent such Confidential Information hereafter becomes lawfully and without breach of this Agreement within the public domain, or (iv) to the extent such duty as to confidentiality is waived in writing by St. John. Without the express consent of St. John, Amen Wardy and his Permitted Employees shall not use or permit to be used any Confidential Information for the gain or benefit of any party other than St. John or for personal gain or benefit outside the scope of Amen Wardy's engagement by St. John.

     4.2  Remedies. Amen Wardy acknowledges that such Confidential Information
          --------
constitutes trade secrets, disclosure of which would cause irreparable harm to St. John; therefore, St. John is entitled to injunctive relief in a court of law to prevent the disclosure of any Confidential Information or trade secrets, or to seek damages resulting therefrom, and shall not be required to resolve any such dispute through arbitration.

5.   Right to Products, Designs, Ideas and Inventions.

     5.1  Products.  The Products, together with the combinations of designs,
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colors and ornamentations that make up the Products, shall be the sole property of St. John and any use thereof shall be controlled by St. John in its sole discretion.

     5.2  Ideas and Inventions. Amen Wardy agrees to promptly disclose and
          --------------------
assign to St. John all of Amen Wardy's ideas, concepts, know-how, techniques, processes, methods, inventions, discoveries, developments, innovations and improvements ("Inventions") conceived or made by Amen Wardy, whether alone or with others, during the term of this Agreement, and which either: (a) involve or are reasonably related to St. John's actual or demonstrably anticipated research or development; or (b) incorporate or are based on, in whole or in part, any of the Confidential Information. Amen Wardy agrees to provide all assistance reasonably requested by St. John in the preservation of its interests in the Inventions, such as by executing documents, testifying, and all similar activity, such assistance to be provided at St. John's expense but without any additional compensation to Amen Wardy. Amen Wardy shall, at the expense of St. John, assist St. John or its nominees to obtain patents for such Inventions in any countries throughout the world. Such Inventions shall be the property of St. John or its nominees, whether patented or not. Amen Wardy hereby irrevocably appoints St. John, and its duly authorized officers and agents, as Amen Wardy's agent and attorney-in-fact to act for and in behalf of Amen Wardy in filing all patent applications, applications for copyright protection and registration amendments, renewals, and all other appropriate documents in any way related to the Inventions. For the purposes of this Agreement, an Invention is deemed to have been made during the term of Amen Wardy's engagement to perform the Work if the Invention was conceived or first actually reduced to practice during the term of such engagement, and Amen Wardy agrees that any disclosures of an Invention or any patent application made within one (1) year after termination of Amen Wardy's engagement shall be presumed to relate to an Invention which

                                       5
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was made during the term of Amen Wardy's engagement unless Amen Wardy provides satisfactory and compelling evidence to the contrary.

     5.3  Copyrights. Amen Wardy agrees that any Work prepared by Amen Wardy for
          ----------
St. John which is eligible for copyright protection in the United States or elsewhere shall be a work made for hire. If any such Work is deemed for any reason not to be a work made for hire, Amen Wardy assigns all right, title and interest in the copyright in such Work, and all extensions and renewals thereof, to the St. John, and agrees to provide all assistance reasonably requested by St. John in the establishment, preservation and enforcement of its copyright in such Work, such assistance to be provided at St. John's expense but without any additional compensation to Amen Wardy. Amen Wardy agrees to waive all moral rights relating to the Work developed or produced, including, without limitation, any and all rights of identification of authorship and any and all rights of approval, restriction or limitation on use or subsequent modifications.

     5.4  Conflicting Obligations And Rights. Prior to commencing any Work for
          ----------------------------------
St. John, Amen Wardy shall inform St. John in writing of any apparent or potential conflict between Amen Wardy's Work for St. John and (a) any obligations Amen Wardy may have to preserve the confidentiality of the proprietary information or materials of any other party, or (b) any rights Amen Wardy claims to any patents, copyrights, trade secrets, or other discoveries, inventions, ideas, know-how, techniques, methods, processes or other proprietary information or materials relating to Home Furnishing Products and Gifts. Otherwise, St. John may conclude that no such conflict exists and Amen Wardy agrees thereafter to make no such claim against St. John. St. John shall receive such disclosures in confidence.

     5.5  Assistance of Amen Wardy. Amen Wardy agrees to provide all assistance
          ------------------------
reasonably requested by St. John in the preservation of St. John's interests in the Inventions, such assistance to be provided without any additional compensation to Amen Wardy; provided, however that Amen Wardy shall not incur any material cost in providing such assistance.

6.   PRODUCT TRADEMARK.

     6.1  Name of Products.  St. John shall market and distribute the Products
          ----------------
under the trademark "St. John Home by Amen Wardy," or such other trademarks that include the words "Amen", "Wardy", both, or any combination of such names, with or without initials, that also include the words "St. John" as St. John shall determine in its sole discretion (the "Product Trademark").

     6.2  No Ownership Rights. Amen Wardy acknowledges and agrees that Amen
          -------------------
Wardy shall acquire no ownership rights to the Product Trademark by virtue of this Agreement or otherwise and that all uses by Amen Wardy of the Product Trademark and any and all goodwill related thereto shall inure to the benefit of St. John. Amen Wardy shall not, at any time, do or suffer to be done any act or thing which may in any way adversely affect the

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validity of the Product Trademark, any rights of St. John in and to the Product
Trademark or any registrations thereof or which, directly or indirectly, may reduce the value of the Product Trademark or detract from its reputation.

     6.3  Consent to Use Name. Subject to (i) the rights of Amen Wardy Home
          -------------------
Stores pursuant to that certain Limited Liability Company Agreement, dated the date hereof, by and among Amen Wardy, Amen Wardy Home Stores, St. John and certain others and (ii) the provisions of Section 8.5 hereof, Amen Wardy hereby
(x) immediately and irrevocably sells, assigns, conveys and grants to St. John all the right and title to the use of the name "Amen Wardy", "Amen", "A. Wardy", "Wardy", "A. Wardy, Jr.", "A. Wardy, Sr." or any combination of such name and/or initials (the "Amen Wardy Name") as part of the Product Trademark and (y) consents to the registration of the Amen Wardy Name as part of the Product Trademark in accordance with the Assignments and/or Consents attached hereto as Exhibits A-1, A-2, B-1 and B-2. Amen Wardy agrees that Amen Wardy shall not use the Amen Wardy Name for any purpose related to Home Furnishing Products and Gifts; provided, however, that Amen Wardy may use the Amen Wardy Name only in Aspen, Colorado and then only in connection with the Aspen Store as currently operated in all material respects.

     6.4  Agreement to Cooperate.
          ----------------------

          6.4.1 Amen Wardy shall not, during the term of this Agreement or any time thereafter, directly or indirectly, contest or aid others in contesting the ownership of the Product Trademark. Amen Wardy shall not use the Product Trademark, in whole or in part, as a corporate name or trade name. Amen Wardy shall not join any name or names with the Product Trademark so as to form a new mark or for any other purpose or use.

          6.4.2 At St. John's request, Amen Wardy shall execute any and all documents reasonably required by St. John to confirm St. John's ownership of all rights in and to the Product Trademark and the respective rights of St. John and Amen Wardy pursuant to this Agreement. Amen Wardy shall cooperate with St. John in connection with the filing and prosecution by St. John of applications in St. John's name to register the Product Trademark for the Products and the maintenance and renewal of such registrations as may issue.

          6.4.3 In the event that Amen Wardy learns of any infringement, act of unfair competition by third parties or imitation of the Product Trademark or of any use by any person of a trademark similar to any Product Trademark, he shall promptly notify St. John thereof. St. John thereupon may take such action as it deems advisable for the protection of its rights in and to the Product Trademark and, if requested to do so by St. John, Amen Wardy shall cooperate with St. John in all respects. In no event, however, shall St. John be required to take any action if it deems it inadvisable to do so and Amen Wardy shall have no right to take any action with respect to the Product Trademark without St. John's prior written approval. St. John shall have full control over any action taken, including without limitation, the right to select counsel, to settle on any terms it deems advisable in its

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discretion, to appeal any adverse decision rendered in any court, to discontinue any action taken by it, and otherwise to make any decision in respect thereto as it in its discretion deems advisable. If Amen Wardy desires to retain his own counsel, he shall do so at his own expense. Any recovery as a result of such action shall belong solely to St. John.

          6.4.4 Subject to (i) the rights of Amen Wardy Home Stores pursuant to that certain Limited Liability Company Agreement, dated the date hereof, by and among Amen Wardy, Amen Wardy Home Stores, St. John and certain others and (ii) the provisions of Section 8.5 hereof, Amen Wardy agrees that he shall not, during the term of this Agreement or thereafter, use, register or apply to register the Product Trademark or any trademarks or logos similar thereto or using the words "Amen," "Wardy," or any permutation thereof in connection with Home Furnishing Products and Gifts anywhere in the world. Without limiting the foregoing, upon and after the expiration or termination of this Agreement, Amen Wardy, upon St. John's request, shall execute such documents as may be necessary to further confirm St. John's rights in the Product Trademark.

     6.5  Remedies.  St. John is entitled to injunctive relief in a court of law
          --------
to prevent, and to seek any damages that result from, any infringement or misuse by Amen Wardy of any St. John trademark, including, but not limited to, the Product Trademark, and shall not be required to resolve any such dispute through arbitration.

7.   COVENANT NOT TO COMPETE.

     7.1  Non-Competition and Non-Solicitation. Except as St. John may otherwise
          ------------------------------------
consent in writing, during the term of this Agreement and for the period immediately thereafter measured by the length of time of the actual term of the Agreement, but which period shall in no event exceed three (3) years, Amen Wardy shall not, directly or indirectly: (i) own, manage, operate, control or otherwise be in any manner affiliated or connected with, or engage or participate in the ownership, management, operation or control of (as principal, agent, proprietor, partner, member, shareholder, trustee, administrator, consultant, independent contractor, or otherwise), any business or entity which as one of its business activities competes, directly or indirectly, with St. John in the sale of Home Furnishing Products and Gifts within the general geographic vicinity of any location from which St. John sells or distributes Home Furnishing Products and Gifts, except that Amen Wardy may engage or participate in the ownership, management or operation of (a) Amen Wardy Home Stores and (b) the Aspen Store, but only as currently operated in all material respects and then only in Aspen, Colorado; (ii) attempt to solicit, sell, offer, or provide Home Furnishing Products and Gifts or related products to any person or entity which is a customer of St. John except that Amen Wardy may attempt to solicit, sell, offer or provide Home Furnishing Products and Gifts to customers of St. John in connection with the Aspen Store, but only as currently operated in all material respects and then only in Aspen, Colorado; (iii) lend money, guarantee loans, make gifts of money or other property, or otherwise lend financial or other assistance in any form to any person, firm, association, partnership, venture, corporation, limited liability company or other business entity who engaged in or will within the period described above engage in any of the activities prohibited by (i) or (ii) of this

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Section 7.1; or (iv) solicit any of St. John's key employees, including, without limitation, supervisory personnel, executives and senior management, for employment or engagement with a person or entity involved in marketing products or services competitive with St. John.

     7.2  Additional Restrictions on the Use of Confidential Information.  Amen
          --------------------------------------------------------------
Wardy agrees and covenants that because of the confidential and sensitive nature of the Confidential Information and because the use of, or even the appearance of the use of, the Confidential Information in certain circumstances may cause irreparable damage to St. John and its reputation, or to clients of St. John:

          7.2.1  Use of Information. Amen Wardy shall not at any time directly
                 ------------------
or indirectly, through any corporation or association in any business, enterprise or employment, develop, apply, invent, or use the Confidential Information in any research, commercial or other enterprises or manufacture or otherwise derive or distribute from the Confidential Information a corresponding product of any kind, including, without limitation, a corresponding product that is in any way similar to the products described in the Confidential Information or that could in any way compete with the products described in the Confidential Information in the marketplace.

          7.2.2  Geographic Scope. St. John and Amen Wardy agree and acknowledge
                 ----------------
that the marketplace for the products described in the Confidential Information and the geographic scope of St. John's use of the Confidential Information are and shall be nationwide and therefore the covenants restricting Amen Wardy's activities as provided in this Section 7.2 shall apply to all cities and counties in which St. John is doing business nationwide.

     7.3  Remedies for Violation of Covenant Not To Compete.  Amen Wardy
          -------------------------------------------------
acknowledges that any violation by him of any provision of this Section 7 will cause irreparable harm to St. John, that damages for such harm will be incapable of precise measurement and that, as a result, St. John will not have an adequate remedy at law to redress the harm caused by such violations. Therefore, in the event of Amen Wardy's violation of any provisions of Section 7, Amen Wardy agrees that, in addition to its other remedies, St. John shall be entitled to injunctive relief, including, but not limited to temporary restraining orders and/or preliminary or permanent injunctions to restrain or enjoin any violation of Section 7 by Amen Wardy. In addition to other relief to which it shall be entitled, St. John shall be entitled to recover from Amen Wardy the costs and reasonable attorney's fees incurred by St. John in seeking (i) enforcement of
Section 7 and (ii) relief from Amen Wardy's violation of any restriction contained in Section 7.

     7.4  Saving Provision. St. John and Amen Wardy agree and stipulate that the
          ----------------
agreements and covenants contained in Section 7 are fair and reasonable in light of all of the facts and circumstances of the relationship between St. John and Amen Wardy; however, St. John and Amen Wardy are aware that in certain circumstances courts have refused to enforce certain restrictions of this type. Therefore, in furtherance of and not in derogation of the provisions of Section 7, St. John and Amen Wardy agree that in the event a court should

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decline to enforce any of the provisions of Section 7, then that Section 7 shall be deemed to be modified to restrict Amen Wardy's competition with St. John to the maximum extent, in both time and geography, which the court shall find enforceable.

8.   TERM AND TERMINATION RIGHTS

     8.1  Term.  The term of this Agreement shall be five years from the date
          ----
first noted above, unless terminated prior to that time in accordance with the terms hereof.

     8.2  Termination Upon Death or Disability.  This Agreement shall
          ------------------------------------
automatically terminate (i) upon the death of Amen Wardy or (ii) if, in St. John's discretion, St. John determines Amen Wardy is no longer able to perform his duties under this Agreement as a result of a disability. In such event, St. John shall be obligated to pay Amen Wardy's estate or Amen Wardy, as the case may be, only the accrued but unpaid fees and expenses (including any unpaid design fee on Products sold prior to such termination) due under this Agreement as of the date of termination.

     8.3  Termination by Notice.  This Agreement is terminable by either of the
          ---------------------
parties in their sole discretion upon six (6) months written notice. If St. John exercises its right to terminate the Agreement, any obligation it may otherwise have under this Agreement shall cease immediately upon termination of the Agreement, except that St. John shall be obligated to pay the accrued but unpaid fees and expenses due under this Agreement as of the date of termination.

     8.4  Events of Default.  Either party ("Terminating Party") may terminate
          -----------------
this Agreement with the other party ("Non-Terminating Party") upon the occurrence of any of the following:

          8.4.1  Breach of Agreement. If the Non-Terminating party breaches any
                 -------------------
term or condition of this Agreement and after receiving written notice of such breach from the Terminating Party, fails to cure such breach within ten (10) days' after receipt of such notice. Should the breaching party cure such breach and perform its obligation during the notice period, the Agreement shall continue in full force and effect.

          8.4.2  Insolvency/Dissolution. If at any time the Non-Terminating
                 ----------------------
Party shall generally not pay the Non-Terminating Party's debts as they become due or shall admit in writing the Non-Terminating Party's inability to pay the Non-Terminating Party's debts, or shall make a general assignment for the benefit of creditors; or if the Non-Terminating Party shall commence any case, proceeding or other actions seeking to have an order for relief entered on the Non-Terminating Party's behalf as debtor or to adjudicate the Non-Terminating Party as bankrupt or insolvent, or seeking the reorganization, arrangement, adjustment, liquidation, dissolution or composition of the Non-Terminating Party or the Non-Terminating Party's debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or other similar official for the Non-Terminating Party or for all or a substantial part of the Non-Terminating

Party's assets; or if any such case, proceeding, or other action shall be commenced against the Non-Terminating Party, and such case, proceeding or other action (i) results in the entry of an order for relief against the Non-Terminating Party which is not fully stayed within thirty (30) business days after entry thereof, or (ii) shall remain undismissed for a period of ninety
(90) calendar days.


     8.5  Extension Fee.
          -------------

          (a) Upon the expiration of the term of this Agreement or its earlier termination as provided herein, St. John shall have the right to continue to use the Amen Wardy Name and the Product Trademark pursuant to the provisions of Sections 6.1, 6.2, 6.3, 6.4, and 6.5 herein, provided that such rights shall continue only if St. John elects to pay a fee (the "Extension Fee") of one percent (1%) of Net Sales (as defined in Section 2.1 hereof) of Products sold by St. John from and after the termination or expiration of this Agreement and such Extension Fee is not less than $50,000 for any fiscal year. If St. John wishes to exercise its right to continue to use the Amen Wardy Name and the rights to the Product Trademark as provided herein, St. John shall notify Amen Wardy or his successors or heirs in writing within sixty (60) days from the date of the termination or expiration of this Agreement (the "Extension Notice Period") that St. John has elected, in its sole discretion, to continue its use of the Amen Wardy Name and Product Trademark in exchange for payment of the Extension Fee. If St. John fails to deliver notice of its exercise of its rights within the Extension Notice Period, then St. John (i) shall be under no obligation to pay the Extension Fee and the provisions of Section 6 of this Agreement shall immediately terminate and (ii) shall thereafter have no rights to: (x) use, and shall desist from using, the Amen Wardy Name or (y) sell, market, license or distribute any Home Furnishing Products or Gifts under the Product Trademark. St. John acknowledges that if it has not elected to exercise its right to use the Amen Wardy Name and the Product Trademark pursuant to this Section 8.5(a), its use of the Amen Wardy Name or the Product Trademark after the expiration of the Extension Notice Period in violation of Section 8.5(a) will cause irreparable harm to Amen Wardy, that damages for such harm will be incapable of precise measurement and that, as a result, Amen Wardy will not have an adequate remedy at law to redress the harm caused by such violation. Therefore, in the event St. John has not elected to use the Amen Wardy Name and the Product Trademark and St. John uses the Amen Wardy Name or Product Trademark after the expiration of the Extension Notice Period in violation of this Section 8.5(a), St. John agrees that, in addition to his other remedies, Amen Wardy shall be entitled to injunctive relief, including, but not limited to temporary restraining orders and/or preliminary or permanent injunctions to restrain or enjoin such violation by St. John.

          (b) If St. John elects to continue its use of the Amen Wardy Name and Product Trademark in exchange for payment of the Extension Fee, the Extension Fee shall be paid as provided in Section 2.2 and 2.3 hereof. Thereafter, St. John may elect at any time, in its sole discretion, to terminate payment of the Extension Fee upon sixty (60) days prior written notice to Amen Wardy (the "Termination Notice Period"). Upon the expiration of the Termination Notice Period, any obligation St. John may have under this Agreement shall cease immediately, except that St. John shall pay any accrued but unpaid Extension Fee due prior to the expiration of the Termination Notice Period. Upon the expiration of the Termination Notice Period, St. John (i) shall be under no obligation to pay the Extension Fee and the provisions of Section 6 of this Agreement shall immediately terminate and (ii) shall thereafter have no rights to: (x) use, and shall desist from using, the Amen Wardy Name or, (y) to sell, market, license or distribute Home Furnishing Products and Gifts under the Product Trademark. St. John acknowledges that its use of the Amen Wardy Name or the Product Trademark after the expiration of the Termination Notice Period in violation of this Section 8.5(b) will cause irreparable harm to Amen Wardy, that damages for such harm will be incapable of precise measurement and that, as a result, Amen Wardy will not have an adequate remedy at law to redress the harm caused by such violation. Therefore, in the event of St. John's use of the Amen Wardy Name or Product Trademark after the expiration of the Termination Notice Period in violation of this Section 8.5(b), St. John agrees that, in addition to his other remedies, Amen Wardy shall be entitled to injunctive relief, including, but not limited to temporary restraining orders and/or preliminary or permanent injunctions to restrain or enjoin such violation by St. John.


9.   Miscellaneous

     9.1  Meaning of Certain Terms.  The phrase "as currently operated in all
          ------------------------
material respects" as used in this Agreement to describe the Aspen Store is intended by the parties to prohibit the Aspen Store from competing (to the extent provided herein) with St. John through the marketing, sale, exchange or distribution of Home Furnishing Products and Gifts in any location in the world, and to third parties located anywhere in the world, other than in Aspen, Colorado; provided, however, that the Aspen Store may ship goods to customers outside Aspen, Colorado provided such customers purchased such goods in the
Aspen Store in Aspen, Colorado.   The parties do not intend that such phrase
restrict Amen Wardy in the day-to-day operations of the Aspen Store, including the determination of the products sold in the Aspen Store, the location of the Aspen Store in Aspen, Colorado, the artistic design of the Aspen Store, the business hours of the Aspen Store and the persons employed by the Aspen Store, unless such day-to-day operations allow the Aspen Store to compete with St. John's Home Furnishing Products and Gifts business anywhere in the world other than in Aspen, Colorado.

     9.2  No Waiver. No failure or delay on the part of St. John to exercise any
          ---------
right, power or privilege under this Agreement and no course of dealing between Amen Wardy and St. John shall impair such right, power or privilege or operate as a waiver of any default or an acquiescence therein, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies expressly provided in this Agreement are cumulative to, and not exclusive of, any rights or remedies that St. John would otherwise have. No notice to or demand on Amen Wardy in any case shall entitle Amen Wardy to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of St. John to any other or further action in any circumstances without notice or demand.

     9.3  No Agency. This Agreement does not constitute an agency, partnership
          ---------
or joint venture between the parties, and any action by Amen Wardy pursuant to this Agreement shall be in Amen Wardy's capacity as an independent contractor.

     9.4  Notices.  Any notice or other communication hereunder must be given in
          -------
writing and (a) delivered in person, (b) transmitted by telex, telefax or telecommunications mechanism, provided that any notice so given is also mailed as provided in clause (c), or (c) mailed by certified or registered mail, postage prepaid, receipt requested as follows:

     IF TO ST. JOHN, ADDRESSED TO:

     St. John Knits, Inc.
     17422 Derian Avenue
     Irvine, California  92713
     Telecopy:  (714) 223-3272
     Attn:  Mr. Robert Gray

     WITH A COPY TO:

     O'Melveny & Myers LLP
     610 Newport Center Drive, Suite 1700
     Newport Beach, California  92660-6429
     Telecopy:  (714) 669-6994
     Attn:  David A. Krinsky, Esq.

     IF TO AMEN WARDY, ADDRESSED TO:

     Amen Wardy Home, Inc.
     210 South Galena
     Aspen, Colorado  81611
     Telecopy:  (970) 920-9163
     Attn:  Amen Wardy, Sr.

     WITH COPIES TO:

     The Busch Firm
     2532 Dupont Drive
     Irvine, California  92612-1254
     Telecopy:  (714) 474-7732
     Attn:  George Mulcaire, Esq.

or to such other address or to such other person as either party shall have last designated by such notice to the other party. Each such notice or other communication shall be effective (i) if given by telecommunication, when transmitted to the applicable number so specified in (or pursuant to) this
Section 9.3 and an appropriate answerback is received or, if transmitted after 4:00 p.m. local time on a business day in the jurisdiction to which such notice is sent or at any time on a day that is not a business day in the jurisdiction to which such notice is sent, then on the immediately following business day,
(ii) if given by mail, on the first business day in the jurisdiction to which such notice is sent following the date three days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, on the business day when actually received at such address or, if not received on a business day, on the business day immediately following such actual receipt.

     9.5  Headings.  Section and paragraph headings contained in this Agreement
          --------
are for convenience and shall not be considered for any purpose in construing this Agreement.

     9.6  Assignment. The parties acknowledge that (i) St. John is relying on
          ----------
the skill and reputation of Amen Wardy in the design and development of the Products in entering into this Agreement, and (ii) this Agreement constitutes an Agreement for personal services under Section 365 of the Bankruptcy Code. Neither party may assign or transfer this Agreement or any interest therein, except St. John may assign all rights and obligations to a wholly-owned subsidiary or other affiliate after written notice to Amen Wardy.

     9.7  Successors and Assigns.  All of the terms and provisions of this
          ----------------------
Agreement shall be binding upon the parties and their respective successors and assigns, but shall inure to the benefit of and be enforceable by the successors and assigns of any party only to the extent that they are permitted successors and assigns pursuant to the terms hereof. No party may assign its rights hereunder except as herein expressly permitted.

     9.8  Amendments.  This Agreement may be amended, modified, canceled, or
          ----------
waived only by written instrument executed by each of the parties.

     9.9  Neutral Construction. The parties acknowledge that each party has been
          --------------------
represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law, including but not limited to Section 1654 of the California Civil Code, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived.

     9.10 Integration.  This Agreement constitutes the complete agreement of the
          -----------
parties hereto with respect to the subject matter hereof and supersedes all prior or contemporaneous negotiations, promises, covenants, agreements, or representations.

     9.11 Counterparts.  This Agreement may be executed in counterparts, each of
          ------------
which shall be an original, but all of which shall constitute one and the same agreement.

     9.12 Governing Law.  This Agreement, and the legal relations between the
          -------------
parties, shall be governed by and construed in accordance with the laws of the State of California and any court action arising out of this Agreement shall be brought in any court of competent jurisdiction within the State of California, County of Orange.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by its authorized officer as of the day and year first written above.

                              ST. JOHN KNITS, INC.,
                              a California corporation


                              By:     /s/ Robert E. Gray
                                   --------------------------------------------
                                    Robert E. Gray
                                    Chairman of the Board and Chief Executive
                                    Officer



                                /s/ Amen Wardy, Sr.
                              -------------------------------------------------
                              Amen Wardy, Sr.


                                /s/   Amen Wardy, Jr.
                              -------------------------------------------------
                              Amen Wardy, Jr.

                                  Exhibit A-1
                                  -----------

                TRADEMARK ASSIGNMENT AND CONSENT TO REGISTRATION


     WHEREAS, Amen Wardy, Sr. ("Assignor") has the authority to grant the worldwide right to use and register Assignor's name, likeness, and endorsement to Assignee in connection with the advertisement, promotion and sale of all products and services generally described in Attachment A hereto (the "Products and Services");

     WHEREAS, St. John Knits, a California corporation ("Assignee") desires to obtain the worldwide right to use and register the name and likeness of Assignor in connection with the advertisement, promotion and sale of the Products and Services and desires to do so; and

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and in consideration of the premises and of the mutual promises and conditions herein contained, the parties do hereby agree as follows:

     Assignor hereby grants to Assignee, its successors and assigns, absolutely and forever, the worldwide right to use Assignor's name, in whole or in part, in connection with the advertisement, promotion and sale of the Products and Services in the United States of America, its territories and possessions and all other countries in which the trademarks may be used so long as Assignor's name is combined with the words "St. John" in connection with any such use.

     Assignor shall execute any further documents and do such other acts as may be necessary and proper to give effect to the foregoing.

     Assignor hereby consents to the use and registration by Assignee of Assignor's name, in whole or in part, as a trademark or service mark for the Products and Services.

     Assignor shall execute, without any material cost to such Assignor, any further documents and do such other acts as may be reasonably necessary and proper to: (i) register Assignor's name, in whole or in part, as a trademark or service mark for the Products and Services in any jurisdiction Assignee may desire as set forth herein ("Name Marks"), and (ii) vest full title in and to the Name Marks in Assignee.

                                     A-1-1

     IN WITNESS WHEREOF, Assignor has caused this assignment, consent and grant to be duly executed in a manner appropriate thereto as of the ____ day of __________, 1997.

                              ________________________________
                              Name:
                              ________________________________
                              Title:
                              ________________________________



STATE OF TEXAS            )

COUNTY OF ______________  )



      Before me, _______________________, a Notary Public, on this day personally appeared _______________, known to me (or proved to me on the oath of ____________) to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he/she executed the same for the purposes and consideration therein expressed.

      Given under my hand and seal of office this ___ day of ____________, 1997.

_______________________________ (Seal)
(Notary Public Signature)

                                     A-1-2

             ATTACHMENT A TO TRADEMARK ASSIGNMENT AND CONSENT TO
                                 REGISTRATION

                             PRODUCTS AND SERVICES



      Any and all home furnishing products and services, including, without limitation, all types of window coverings, wall coverings, paints, floor coverings, furniture, linens, art objects, accent pieces, architectural treatments, china, dishware, flatware, stemware, cookware, bed and bath items and home accessories.

                                     A-1-3

                                  Exhibit A-2
                                  -----------

                          GRANT OF RIGHT OF PUBLICITY


      WHEREAS, Amen Wardy, Sr., ("Assignor") has the authority to grant the worldwide right to use Assignor's name, likeness, and endorsement to Assignee in connection with the advertisement, promotion and sale of all products and services generally described in Attachment A hereto (the "Products and Services") and desires to do so;

      WHEREAS, St. John Knits, Inc., a California corporation ("Assignee") desires to obtain the worldwide right to use the name, likeness and endorsement of Assignor in connection with the advertisement, promotion and sale of the Products and Services; and

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and in consideration of the premises and of the mutual promises and conditions herein contained, the parties do hereby agree as follows:

      Assignor, hereby grants to Assignee the exclusive, worldwide and perpetual right to use Assignor's name, likeness, and endorsements on and in connection with the distribution, advertisement, promotion and sale of the Products and Services in any marketing area in which Assignee now and hereafter does business so long as Assignor's name is combined with the words "St. John" in connection with any such use.

      IN WITNESS WHEREOF, Assignor has caused this assignment, consent and grant to be duly executed in a manner appropriate thereto as of the ____ day of __________, 1997.


                                ________________________________
                                Name:
                                ________________________________
                                Title:
                                ________________________________

                                     A-2-1

STATE OF TEXAS            )

COUNTY OF _______________ )



      Before me, _______________________, a Notary Public, on this day personally appeared _______________, known to me (or proved to me on the oath of ____________) to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he/she executed the same for the purposes and consideration therein expressed.

      Given under my hand and seal of office this ___ day of ____________, 1997.

_______________________________ (Seal)
(Notary Public Signature)

                                     A-2-2

                  ATTACHMENT A TO GRANT OF RIGHT OF PUBLICITY

                             PRODUCTS AND SERVICES



      Any and all home furnishing products and services, including, without limitation, all types of window coverings, wall coverings, paints, floor coverings, furniture, linens, art objects, accent pieces, architectural treatments, china, dishware, flatware, stemware, cookware, bed and bath items and home accessories.

                                     A-2-3

                                  Exhibit B-1
                                  -----------

               TRADEMARK ASSIGNMENT AND CONSENT TO REGISTRATION


      WHEREAS, Amen Wardy, Jr. ("Assignor") has the authority to grant the worldwide right to use and register Assignor's name, likeness, and endorsement to Assignee in connection with the advertisement, promotion and sale of all products and services generally described in Attachment A hereto (the "Products and Services");

      WHEREAS, St. John Knits, a California corporation ("Assignee") desires to obtain the worldwide right to use and register the name and likeness of Assignor in connection with the advertisement, promotion and sale of the Products and Services and desires to do so; and

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and in consideration of the premises and of the mutual promises and conditions herein contained, the parties do hereby agree as follows:

      Assignor hereby grants to Assignee, its successors and assigns, absolutely and forever, the worldwide right to use Assignor's name, in whole or in part, in connection with the advertisement, promotion and sale of the Products and Services in the United States of America, its territories and possessions and all other countries in which the trademarks may be used so long as Assignor's name is combined with the words "St. John" in connection with any such use.

      Assignor shall execute any further documents and do such other acts as may be necessary and proper to give effect to the foregoing.

      Assignor hereby consents to the use and registration by Assignee of Assignor's name, in whole or in part, as a trademark or service mark for the Products and Services.

      Assignor shall execute, without any material cost to such Assignor, any further documents and do such other acts as may be reasonably necessary and proper to: (i) register Assignor's name, in whole or in part, as a trademark or service mark for the Products and Services in any jurisdiction Assignee may desire as set forth herein ("Name Marks"), and (ii) vest full title in and to the Name Marks in Assignee.

                                     B-1-1

      IN WITNESS WHEREOF, Assignor has caused this assignment, consent and grant to be duly executed in a manner appropriate thereto as of the ____ day of __________, 1997.

                                 ________________________________
                                 Name:
                                 ________________________________
                                 Title:
                                 ________________________________



STATE OF CALIFORNIA           )

COUNTY OF __________________  )



      On ___________, 19___, before me, ____________________, a Notary Public in and for said State, personally appeared
___________________________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

      WITNESS my hand and official seal.

Signature  ________________________________ (Seal)

                                     B-1-2

             ATTACHMENT A TO TRADEMARK ASSIGNMENT AND CONSENT TO
                                 REGISTRATION

                             PRODUCTS AND SERVICES



      Any and all home furnishing products and services, including, without limitation, all types of window coverings, wall coverings, paints, floor coverings, furniture, linens, art objects, accent pieces, architectural treatments, china, dishware, flatware, stemware, cookware, bed and bath items and home accessories.

                                     B-1-3

                                  Exhibit B-2
                                  -----------

                          GRANT OF RIGHT OF PUBLICITY


      WHEREAS, Amen Wardy, Jr., ("Assignor") has the authority to grant the worldwide right to use Assignor's name, likeness, and endorsement to Assignee in connection with the advertisement, promotion and sale of all products and services generally described in Attachment A hereto (the "Products and Services") and desires to do so;

      WHEREAS, St. John Knits, Inc., a California corporation ("Assignee") desires to obtain the worldwide right to use the name, likeness and endorsement of Assignor in connection with the advertisement, promotion and sale of the Products and Services; and

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and in consideration of the premises and of the mutual promises and conditions herein contained, the parties do hereby agree as follows:

      Assignor, hereby grants to Assignee the exclusive, worldwide and perpetual right to use Assignor's name, likeness, and endorsements on and in connection with the distribution, advertisement, promotion and sale of the Products and Services in any marketing area in which Assignee now and hereafter does business so long as Assignor's name is combined with the words "St. John" in connection with any such use.

      IN WITNESS WHEREOF, Assignor has caused this assignment, consent and grant to be duly executed in a manner appropriate thereto as of the ____ day of __________, 1997.


                              ________________________________
                              Name:
                              ________________________________
                              Title:
                              ________________________________

                                     B-2-1

STATE OF CALIFORNIA           )

COUNTY OF __________________  )



      On ___________, 19___, before me, ____________________, a Notary Public in and for said State, personally appeared
___________________________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

      WITNESS my hand and official seal.

Signature  ________________________________ (Seal)

                                     B-2-2

                  ATTACHMENT A TO GRANT OF RIGHT OF PUBLICITY

                             PRODUCTS AND SERVICES



      Any and all home furnishing products and services, including, without limitation, all types of window coverings, wall coverings, paints, floor coverings, furniture, linens, art objects, accent pieces, architectural treatments, china, dishware, flatware, stemware, cookware, bed and bath items and home accessories.

                                     B-2-3

                                  Schedule C
                                  ----------

                      HOME FURNISHING PRODUCTS AND GIFTS
                      ----------------------------------


      Any and all home furnishing products and services, including, without limitation, all types of window coverings, wall coverings, paints, floor coverings, furniture, linens, art objects, accent pieces, architectural treatments, china, dishware, flatware, stemware, cookware, bed and bath items and home accessories.